UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2017 (April 12, 2017)

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East,

Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 876-0120

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

As previously disclosed, on April 29, 2016, Ultra Petroleum Corp. (the “Company”) and certain of its subsidiaries, including Keystone Gas Gathering, LLC, Ultra Resources, Inc., Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UP Energy Corporation, UPL Pinedale, LLC and UPL Three Rivers Holdings, LLC (collectively, with the Company, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re Ultra Petroleum Corp., et al., Case No. 16-32202 (MI).

On March 14, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (the “Confirmation Order”), which approved and confirmed the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (the “Plan”), as modified by the Confirmation Order.

The Plan was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 16, 2017 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”). A copy of the Confirmation Order was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 16, 2017 and is hereby incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

On April 12, 2017 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from their Chapter 11 Cases.

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Facility

On the Effective Date, pursuant to the terms of the Plan, Ultra Resources, Inc. (“OpCo”), as borrower, entered into a Senior Secured Term Loan Agreement with the Company and UP Energy Corporation, as parent guarantors, Barclays Bank PLC, as administrative agent, and the other lenders party thereto (the “Term Loan Agreement”), providing for senior secured first lien term loans (the “Term Loan Facility”) for an aggregate amount of $800.0 million consisting of initial term loan in the amount of $600.0 million and incremental term loan in the amount of $200.0 million to be drawn immediately after the funding of the initial term loan.

The Term Loan Facility has capacity for OpCo to increase the commitments subject to certain conditions.

The Term Loan Facility bears interest either at a rate equal to (a) a customary London interbank offered rate plus 300 basis points or (b) the base rate plus 200 basis points. The Term Loan Facility amortizes in equal quarterly installments in aggregate annual amounts equal to 0.25% of the aggregate principal amount beginning on June 30, 2019. The Term Loan Facility matures seven years after the Effective Date.

The Term Loan Facility is subject to mandatory prepayments and customary reinvestment rights. The mandatory prepayments include, without limitation, a prepayment requirement with the total net proceeds from certain asset sales and net proceeds on insurance received on account of any loss of OpCo property or assets, in each case subject to certain exceptions. In addition, subject to certain exceptions, there is a prepayment requirement if the asset coverage ratio is less than 2.0 to 1.0. To the extent any mandatory prepayments are required, prepayments are applied to prepay the Term Loan Facility.

The Term Loan Agreement also contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), delivery of quarterly and annual financial statements and oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments and other customary covenants.

The Term Loan Agreement contains customary events of default and remedies for credit facilities of this nature. If OpCo does not comply with the financial and other covenants in the Term Loan Agreement, the lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Term Loan Agreement.

This summary of the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Revolving Credit Facility

On the Effective Date, pursuant to the terms of the Plan, OpCo, as borrower, entered into a Credit Agreement with the Company and UP Energy Corporation, as parent guarantors, Bank of Montreal, as administrative agent, and the other lenders party thereto (the “RBL Credit Agreement”), providing for a revolving credit facility (the “Revolving Credit Facility,” and together with the Term Loan Facility, the “Credit Facilities”) for an aggregate amount of $400.0 million. The initial borrowing base (which limits the aggregate amount of first lien debt under the Revolving Credit Facility and the Term Loan Facility) is $1.2 billion and there are no scheduled borrowing base redeterminations until October 1, 2017.

The Revolving Credit Facility has capacity for OpCo to increase the commitments subject to certain conditions, and has $50.0 million of the commitments available for the issuance of letters of credit. The Revolving Credit Facility bears interest either at a rate equal to (a) a customary London interbank offered rate plus an applicable margin that varies from 250 to 350 basis points or (b) the base rate plus an applicable margin that varies from 150 to 250 basis points. The Revolving Credit Facility loans mature on January 12, 2022.

The RBL Credit Agreement requires OpCo to maintain (i) an interest coverage ratio of 2.50 to 1.00; (ii) a current ratio of 1.00 to 1.00; (iii) a consolidated net leverage ratio of (A) 4.25 to 1.00 as of the last day of any fiscal quarter ending on or before December 31, 2017 and (B) 4.00 to 1.00, as of the last day of any fiscal quarter thereafter; and (iv) after the Company has obtained investment grade rating an asset coverage ratio of 1.50 to 1.00.

OpCo is required to pay a commitment fee on the average daily unused portion of the Revolving Credit Facility, which varies based upon a borrowing base utilization grid. OpCo is also required to pay customary letter of credit and fronting fees.

The RBL Credit Agreement also contains customary affirmative and negative covenants, including, among other things, as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), delivery of quarterly and annual financial statements and oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments, hedging requirements and other customary covenants.

The RBL Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If OpCo does not comply with the financial and other covenants in the RBL Credit Agreement, the lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the RBL Credit Agreement and any outstanding unfunded commitments may be terminated.

This summary of the RBL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the RBL Credit Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Guarantee and Security of the Credit Facilities

The obligations under the Credit Facilities are guaranteed by the Company and the Company’s subsidiaries (other than OpCo), subject to customary exceptions (collectively, the “Grantors”). On the Effective Date, the Company and the Grantors entered into a Guaranty and Collateral Agreement in favor of Bank of Montreal, as administrative agent, for the benefit of the secured parties pursuant to which the obligations of the Grantors under the Credit Facilities are secured by the Grantors granting a security interest in all of the collateral described in the Guaranty and Collateral Agreement. The Credit Facilities are also secured on a pari passu basis pursuant to a customary Collateral Agency Agreement documenting the equal and ratable treatment of the obligations under the respective Credit Facilities.

During any borrowing base period, the Revolving Credit Facility will also be secured by first priority, perfected liens and security interests (subject to permitted liens), including, with respect to its oil and gas properties, liens on 85% of the total value of proved oil and gas properties evaluated in reserve reports delivered to the lenders under the Revolving Credit Facility, as well as a negative pledge on substantially all non-mortgaged assets of the Company and other guarantors under the Revolving Credit Facility. During an investment grade period, the collateral securing the Revolving Credit Facility falls away.

This summary of the Guaranty and Collateral Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Guaranty and Collateral Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated by reference herein.

Indenture

On the Effective Date, pursuant to the terms of the Plan, OpCo closed its previously announced issuance of $700.0 million of its 6.875% senior notes due 2022 (the “2022 Notes”) and $500.0 million of its 7.125% senior notes due 2025 (the “2025 Notes,” and together with the 2022 Notes, the “Notes”) and entered into an Indenture, dated April 12, 2017 (the “Indenture”), among OpCo, as issuer, the Company and its subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee. The Notes are treated as a single class of securities under the Indenture. The 2022 Notes were sold at an issue price of 100% and the 2025 Notes were sold at an issue price of 98.507%, and resulted in net proceeds (after deducting purchasers’ discounts and commissions) to OpCo of $1.185 billion. The Notes are being offered and sold by OpCo pursuant to a Purchase Agreement, dated April 7, 2017, among OpCo, the guarantors party thereto and Barclays Capital Inc., as representative of the purchasers set forth on Schedule I thereto.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes may be resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act.

The 2022 Notes will mature on April 15, 2022. The interest payment dates for the 2022 Notes are April 15 and October 15 of each year, commencing on October 15, 2017. The 2025 Notes will mature on April 15, 2025. The interest payment dates for the 2025 Notes are April 15 and October 15 of each year, commencing on October 15, 2017. Interest will be paid on the Notes from the issue date until maturity.

Prior to April 15, 2019, OpCo may, at any time or from time to time, redeem in the aggregate up to 35% of the aggregate principal amount of the 2022 Notes in an amount no greater than the net cash proceeds of certain equity offerings at a redemption price of 106.875% of the principal amount of the 2022 Notes, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the original principal amount of the 2022 Notes remains outstanding and the redemption occurs within 180 days of the closing of such equity offering. In addition, before April 15, 2019, OpCo may redeem all or a part of the 2022 Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. In addition, on or after April 15, 2019, OpCo may redeem all or a part of the 2022 Notes at redemption prices (expressed as percentages of principal amount) equal to 103.438% for the twelve-month period beginning on April 15, 2019, 101.719% for the twelve-month period beginning April 15, 2020, and 100.000% for the twelve-month period beginning April 15, 2021 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the 2022 Notes.

Prior to April 15, 2020, OpCo may, at any time or from time to time, redeem in the aggregate up to 35% of the aggregate principal amount of the 2025 Notes in an amount no greater than the net cash proceeds of certain equity offerings at a redemption price of 107.125% of the principal amount of the 2025 Notes, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the original principal amount of the 2025 Notes remains outstanding and the redemption occurs within 180 days of the closing of such equity offering. In addition, before April 15, 2020, OpCo may redeem all or a part of the 2025 Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. In addition, on or after April 15, 2019, OpCo may redeem all or a part of the 2025 Notes at redemption prices (expressed as percentages of principal amount) equal to 105.344% for the twelve-month period beginning on April 15, 2020, 103.563% for the twelve-month period beginning April 15, 2021, 101.781% for the twelve-month period beginning April 15, 2022, and 100.000% for the twelve-month period beginning April 15, 2023 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the 2025 Notes.

If OpCo experiences certain change of control triggering events set forth in the Indenture, each holder of the Notes may require OpCo to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued but unpaid interest to the date of repurchase.

The Indenture contains customary covenants that restrict the ability of OpCo and the guarantors and certain of its subsidiaries to: (i) sell assets and subsidiary equity; (ii) incur indebtedness; (iii) create or incur certain liens; (iv) enter into affiliate agreements; (v) enter into of agreements that restrict distribution from certain restricted subsidiaries and the consummation of mergers and consolidations; (vi) consolidate, merge or transfer all or substantially all of the assets of the Company or any Restricted Subsidiary (as defined in the Indenture); and (vii) create unrestricted subsidiaries. The covenants in the Indenture are subject to important exceptions and qualifications. Subject to conditions, the Indenture provides that the Company and its subsidiaries will no longer be subject to certain covenants when the Notes receive investment grade ratings from any two of S&P Global Ratings, Moody’s Investors Service, Inc., and Fitch Ratings, Inc.

The Indenture contains customary events of default (each, an “Event of Default”).

Unless otherwise noted in the Indenture, upon a continuing Event of Default, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may, declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Company, any Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries (as defined in the Indenture), that taken together would constitute a Significant Subsidiary, will automatically cause the Notes to become due and payable.

This summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is filed as Exhibit 4.2 to this Current Report and incorporated by reference herein.

Registration Rights Agreement

Pursuant to the Plan, on the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with (i) the holders of the Company’s outstanding common shares and the HoldCo Notes (as defined below) receiving at least 10% or more of the new common shares of the Company (“New Equity”) issued under the Plan or the rights offering conducted in accordance with the Plan (the “Rights Offering”), or that cannot be sold under Rule 144 without volume or manner of sale restrictions and (ii) parties to the backstop commitment agreement between the Company and the parties set forth therein (the “Backstop Commitment Agreement”).

Pursuant to the Registration Rights Agreement, among other things, the Company is required to file a shelf registration statement within 10 business days following the Effective Date that includes the Registrable Securities (as defined in the Registration Rights Agreement) whose inclusion has been timely requested, to the extent that the amount of such Registrable Securities does not exceed the amount as may be permitted to be included in such registration statement under the rules and regulations of the Commission and the applicable interpretations thereof by the Commission staff.

A description of the material provisions of the Registration Rights Agreement is contained in the Company’s registration statement on Form 8-A filed with the Commission on the Effective Date (“Form 8-A”), which description is incorporated by reference herein. The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is incorporated herein as Exhibit 10.4 to this Current Report, by reference to Form 8-A.

Item 1.02.	Termination of a Material Definitive Agreement.

Equity Interests

In accordance with the Plan, each of the Company’s equity interests outstanding prior to the Effective Date were cancelled and each such equity interest has no further force or effect after the Effective Date. Pursuant to the Plan, the holders of the Company’s common shares outstanding prior to the Effective Date (the “Existing Common Shares”) received (i) their proportionate distribution of New Equity and (ii) the right to participate in the Rights Offering. The holders of all other equity interests in the Company received no distribution under the Plan in respect thereof.

Debt Securities and Existing Credit Agreement

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes issued by the Company (the “HoldCo Notes”) and the related registration rights were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•	5.750% senior notes due December 2018, issued by the Company, pursuant to the Indenture, dated as of December 12, 2013, by and among the Company, as issuer, and Delaware Trust Company, in its capacity as successor trustee; and

•	6.125% senior notes due October 2024, issued by the Company, pursuant to the Indenture, dated as of September 18, 2014, by and among the Company, as issuer, and Delaware Trust Company, in its capacity as successor trustee.

In accordance with the Plan, the holders of the HoldCo Notes received (i) their proportionate distribution of New Equity and (ii) the right to participate in the Rights Offering.

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes (the “OpCo Notes”) issued by OpCo were cancelled and the master note purchase agreement governing such obligations was cancelled, except to the limited extent expressly set forth in the Plan:

•	7.31% senior notes due 2016, 4.98% senior notes due 2017, 5.92% senior notes due 2018, 7.77% senior notes due 2019, 5.50% senior notes due 2020, 4.51% senior notes due 2020, 5.60% senior notes due 2022, 4.66% senior notes due 2022, 5.85% senior notes due 2025 and 4.91% senior notes due 2025, issued by OpCo, pursuant to the Master Note Purchase Agreement, dated as of March 6, 2008 (as amended, supplemented or otherwise modified), by and among OpCo, as issuer, and the purchasers party thereto.

Pursuant to the Plan, the holders of claims under the OpCo Notes received payment in full, in cash of allowed claims.

Existing Credit Facility

Pursuant to the Plan, on the Effective Date, the credit agreement, dated as of October 6, 2011, among OpCo, as borrower, Wilmington Savings Fund Society, FSB, as successor administrative agent, and the lenders party thereto (the “Existing Credit Agreement”), was cancelled and the holders of claims under the Existing Credit Agreement received payment in full, in cash of allowed claims.

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Revolving Credit Facility and the Term Loan Facility set forth in Item 1.01 of this Current Report is incorporated by reference herein.

Section 3	Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan:

•	70,579,367 shares of New Equity were issued pro rata to holders of the HoldCo Notes with claims allowed under the Plan;

•	80,022,410 shares of New Equity were issued pro rata to holders of Existing Common Shares;

•	2,512,623 shares of New Equity were issued to commitment parties under the Backstop Commitment Agreement in respect of the commitment premium due thereunder;

•	18,844,363 shares of New Equity were issued to commitment parties under the Backstop Commitment Agreement in connection with their backstop obligation thereunder (the “Backstop Shares”); and

•	23,032,893 shares of New Equity were issued to participants in the Rights Offering.

With the exception of the Backstop Shares, New Equity was issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act, under Section 1145 of the Bankruptcy Code. The Backstop Shares were issued under the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

As of the Effective Date, there were 194,991,656 shares of New Equity issued and outstanding.

Item 3.03.	Material Modifications to Rights of Security Holders.

As provided in the Plan, all notes, equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Existing Common Shares, other equity interests in the Company, the HoldCo Notes and the OpCo Notes. For further information, see the Explanatory Note and Items 1.02 and 5.03 of this Current Report, which are incorporated by reference herein.

Section 5	Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all of the Existing Common Shares and the HoldCo Notes were cancelled, and the Company issued approximately 47% of New Equity to holders of the Existing Common Shares and approximately 53% of New Equity to holders of the HoldCo Notes pursuant to the Plan. For further information, see Items 1.02 and 3.02 of this Current Report, which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

As of the Effective Date, by operation of the Plan, the Company’s Board of Directors (the “Board”) consists of seven members, comprised of five members of the pre-Effective Date board of directors and two new members selected in accordance with the Plan. The Board consists of one class of directors with terms expiring the later of two years or the date on which the successor of such director is elected.

Michael D. Watford was named our Chairman, President and Chief Executive Officer in 1999. Prior to joining the Company, Mr. Watford served as Chief Executive Officer of Nuevo Energy Company from 1994 to 1998. Mr. Watford has enjoyed a full range of domestic and international industry experiences in the exploration and production, downstream refinery and chemicals businesses and managed product marketing, processing, and pipeline businesses while working over his 40-year career. Mr. Watford has held various management positions for a number of energy companies including Shell Oil, Superior Oil, Meridian Oil (Burlington Resources), Torch Energy, and Nuevo Energy. Mr. Watford attended the University of Florida where he earned his undergraduate degree in Finance in 1975. While working for Shell Oil, he attended night school at the University of New Orleans where he earned his MBA in 1978. Mr. Watford is on the board of Axip Energy Services. In addition, he is a member of the National Petroleum Council, an oil and natural gas advisory committee to the Secretary of Energy, and he serves as a voting member on the board of trustees for Northwest Assistance Ministries.

W. Charles Helton has been a director on the Board since August 1994. Dr. Helton is a medical doctor and has been the President, Chief Financial Officer and a director of Enterprise Exploration & Production Inc., a private oil and gas exploration and development company, for more than the past five years.

Stephen J. McDaniel has been a director on the Board since July 2006. Mr. McDaniel also previously served as a director of Midstates Petroleum Company (NYSE MKT: MPO), where he had previously been president and CEO. Mr. McDaniel’s previous experience included approximately ten years of oil and gas investment banking, the majority of which was with Merrill Lynch. He held the position of Managing Director at Merrill Lynch. He began his career with Conoco in 1983 and held various positions in Conoco’s engineering, operations, and business development organizations.

Roger A. Brown has been a director on the Board since October 2007. Prior to his retirement in 2007, Mr. Brown was Vice President-Strategic Initiatives for Smith International, Inc. from 2005 to 2007 and President of Smith Technologies, a division of Smith International, Inc., from 1998 to 2005. Before starting his thirty year career in oilfield services, Mr. Brown was a practicing attorney for eight years. He holds a Bachelor of Science in Economics, History and Political Science and a Juris Doctorate both from the University of Oklahoma. Mr. Brown currently serves on the board of directors of McDermott International (NYSE: MDR).

Michael J. Keeffe has been a director on the Board since July 2012. Prior to his retirement in 2011, Mr. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP. He has 35 years of public accounting experience at

Deloitte & Touche directing financial statement audits of public companies, principally in the oil field service and engineering and construction industries, most with significant international operations. He also served as a senior risk management and quality assurance partner in the firm’s consultation network. He is a Certified Public Accountant and holds a Bachelor of Arts and a Masters of Business Administration both from Tulane University. Mr. Keeffe currently serves on the board of directors of Gulf Island Fabrication, Inc. (NASDAQ: GIFI).

Neal P. Goldman has been a director on the Board since April 12, 2017. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting, strategic planning, and special situation investments. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012. Mr. Goldman has served on the board of directors of Midstates Petroleum Company, Inc. and Stone Energy Corporation since October 2016 and February 2017, respectively. He holds a Bachelor of Arts from the University of Michigan and a Master of Business Administration from the University of Illinois.

Alan J. Mintz has been a director on the Board since April 12, 2017. He is a Managing Principal of Stone Lion. Mr. Mintz co-founded Stone Lion in August 2008 and launched the Stone Lion Funds in November 2008, as the Co-Director of Tudor’s Distressed Debt Group (2008-2010). Prior to joining Tudor in June 2008, Mr. Mintz was employed by Bear Stearns (1997-2008) where he served as a Senior Managing Director, a Global Co-Head of Distressed Debt Trading and Proprietary Investments and the Director of Distressed Research. Mr. Mintz also served as a member of the President’s Advisory Council of Bear Stearns (2006-2008) and as a board member of various Bear Stearns’ portfolio companies. Prior to his employment with Bear Stearns, Mr. Mintz worked at Policano & Manzo (1990-1997) as Restructuring Advisor for financially troubled companies. He also was employed by Meisel Tuteur Turkel Lewis & Co. (1989-1990) as Director of Taxation and by Arthur Andersen & Co. (1983-1989) as a Senior Manager. Mr. Mintz received a Bachelor of Arts from Boston University in 1983.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the Plan, the Company filed the Articles of Reorganization, which amended the Articles of Incorporation of the Company (the “Articles of Reorganization”), with the Registrar of Corporations under the Business Corporations Act (Yukon). Also on the Effective Date, in accordance with the Plan, the Company adopted the Amended and Restated Bylaw No. 1 (the “Bylaws”). Descriptions of the material provisions of the Articles of Reorganization and the Bylaws are contained in Form 8-A filed with the Commission on the Effective Date, which description is incorporated by reference herein.

The descriptions of the Articles of Reorganization and the Bylaws are qualified in their entirety by reference to the full texts of the Articles of Reorganization and the Bylaws, which are incorporated herein as Exhibits 3.1 and 3.2, respectively, by reference to Form 8-A.

Section 7	Regulation FD

Item 7.01.	Regulation FD Disclosure.

On April 12, 2017, the Company issued a press release announcing the consummation of the Plan and emergence from the Chapter 11 Cases on the Effective Date, as disclosed herein, a copy of which is furnished as Exhibit 99.2 hereto pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.2 furnished herewith, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 8	Other Events

Item 8.01.	Other Events.

On April 10, 2017, the Company reached an agreement to settle the Sempra Rockies Marketing, LLC’s (“Sempra”) breach of contract claim for $57.0 million payable, in full, on the earlier of June 30, 2017 or 45 days after the Effective Date. The stipulation of settlement with Sempra and request that the Bankruptcy Court sign a confirmatory order was filed with the Bankruptcy Court on April 11, 2017.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit A of the Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Ultra Petroleum Corp. on March 16, 2017).

3.1	Articles of Reorganization of Ultra Petroleum Corp (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by Ultra Petroleum Corp. on April 12, 2017).

3.2	Amended and Restated Bylaw No. 1 of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form 8-A filed by Ultra Petroleum Corp. on April 12, 2017).

4.1*	Specimen Common Share Certificate.

4.2*	Indenture dated April 12, 2017 among Ultra Resources, Inc., Ultra Petroleum Corp., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1*	Senior Secured Term Loan Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and UP Energy Corporation, as parent guarantor, Ultra Resources, Inc., as borrower, Barclays Bank PLC, as administrative agent, and the lenders and other parties party thereto.

10.2*	Credit Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and UP Energy Corporation, as parent guarantor, Ultra Resources, Inc., as borrower, Bank of Montreal, as administrative agent, and the lenders and other parties party thereto.

10.3*	Guaranty and Collateral Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and the other parties signatory there to, as grantors, and Bank of Montreal, as collateral agent.

10.4	Registration Rights Agreement dated as of April 12, 2017 by and among Ultra Petroleum Corp. and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 8-A filed by Ultra Petroleum Corp. on April 12, 2017).

10.5	Ultra Petroleum Corp. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed by Ultra Petroleum Corp. on April 12, 2017).

10.6	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 filed by Ultra Petroleum Corp. on April 12, 2017).

99.1	Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Ultra Petroleum Corp. on March 16, 2017).

99.2*	News Release dated April 12, 2017.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2017	ULTRA PETROLEUM CORP

	By:	/s/ Garrett B. Smith
		Name:	Garrett B. Smith
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit A of the Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Ultra Petroleum Corp. on March 16, 2017).

3.1	Articles of Reorganization of Ultra Petroleum Corp (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by Ultra Petroleum Corp. on April 12, 2017).

3.2	Amended and Restated Bylaw No. 1 of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form 8-A filed by Ultra Petroleum Corp. on April 12, 2017).

4.1*	Specimen Common Share Certificate.

4.2*	Indenture dated April 12, 2017 among Ultra Resources, Inc., Ultra Petroleum Corp., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1*	Senior Secured Term Loan Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and UP Energy Corporation, as parent guarantor, Ultra Resources, Inc., as borrower, Barclays Bank PLC, as administrative agent, and the lenders and other parties party thereto.

10.2*	Credit Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and UP Energy Corporation, as parent guarantor, Ultra Resources, Inc., as borrower, Bank of Montreal, as administrative agent, and the lenders and other parties party thereto.

10.3*	Guaranty and Collateral Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and the other parties signatory there to, as grantors, and Bank of Montreal, as collateral agent.

10.4	Registration Rights Agreement dated as of April 12, 2017 by and among Ultra Petroleum Corp. and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 8-A filed by Ultra Petroleum Corp. on April 12, 2017).

10.5	Ultra Petroleum Corp. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed by Ultra Petroleum Corp. on April 12, 2017).

10.6	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 filed by Ultra Petroleum Corp. on April 12, 2017).

99.1	Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Ultra Petroleum Corp. on March 16, 2017).

99.2*	News Release dated April 12, 2017.

*	Filed herewith.